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                                                                    Exhibit 23.2

The Board of Directors
PSI-Med Corporation

   We consent to the use of our report on the balance sheets of PSI-Med Corporation as of May 31, 1998 and 1999, and the related statements of operations, stockholders' deficit and cash flows for each of the years in the three-year period ended May 31, 1999, included herein and to the reference to our firm under the heading "Experts" in the Prospectus.

                                          /s/ KPMG LLP

Orange County, California

December 8, 1999